Exhibit 99.2

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”), dated as of July 15, 2012, is entered into among the undersigned beneficial securityholder (the “Securityholder”) of One Lambda, Inc., a California corporation (the “Company”), and Thermo Fisher Scientific Inc., a Delaware corporation (“Buyer”).

RECITALS

A. Concurrently with or following the execution of this Agreement, the Company, Buyer and DKC Acquisition Corp., a California corporation and wholly owned subsidiary of Buyer (“Buyer Sub”), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”).

B. Pursuant to the terms and conditions set forth in the Merger Agreement, Buyer Sub will merge with and into the Company, and the Company will continue as the surviving entity and a wholly owned subsidiary of Buyer (the “Merger”).

C. The Securityholder is the beneficial holder of the shares of common stock of the Company (“Company Common Stock”) set forth below the Securityholder’s signature on the signature page hereto (the “Shares”) and will derive a substantial benefit from the Merger.

D. As a condition to its willingness to enter into the Merger Agreement, Buyer has required that the Securityholder execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2. Representations and Warranties of the Securityholder. The Securityholder represents and warrants to Buyer that:

(a) The Securityholder and/or one or more trusts of which the Securityholder and/or members of the Securityholder’s immediate family are beneficiaries owns beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) all of the Shares free and clear of all Encumbrances.

(b) The Securityholder has legal capacity to enter into, execute and deliver this Agreement and to perform fully the Securityholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Securityholder and constitutes the legal, valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms.

(c) None of the execution and delivery of this Agreement by the Securityholder, the consummation by the Securityholder of the transactions contemplated hereby or compliance by the Securityholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to the Securityholder or to the Securityholder ‘s property or assets.

(d) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of the Securityholder is required in connection with the valid execution and delivery of this Agreement.

3. Non Competition and No Solicitation or Hiring of Employees.

(a) During the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, the Securityholder shall not directly or indirectly, whether as a partner, officer, director, employee, stockholder, joint venturer, member, investor or otherwise (other than, in the case of a Securityholder who is an individual, in his or her capacity as an employee of Buyer, the Surviving Corporation or any of their respective subsidiaries or, in any case, as the holder of not more than five percent (5%) of the total outstanding stock of a publicly-held company):

i.	engage in, operate or establish any aspect of the business of a Competitive Business in any county in any state of the United States of America, any country within the European Union or any other jurisdiction in which the Company has engaged in sales activity within two (2) years prior to the Closing Date. For the purposes of this Agreement, “Competitive Business” means the development, manufacture, marketing and sale of serology-based, molecular-based and/or antibody-based detection/screening and typing products for pre- and post-transplant testing and/or monitoring including, without limitation, companion tests for therapeutic drugs or procedures useful for pre- or post-transplant therapies. Notwithstanding the foregoing, a Competitive Business excludes any non-commercial research activities of the Securityholder or his affiliates, including with the Paul I. Terasaki Foundation Laboratory, and non-commercial personal writings and lectures by the Securityholder without material compensation. For the avoidance of doubt “Competitive Business” does not include drug development, manufacturing, marketing or sales.

ii.	with respect to a Competitive Business, solicit, divert or take away, or attempt to solicit, divert or take away from the Company, the Surviving Corporation or any successor thereto owned by Buyer, the business or patronage of any Person which is a client or prospective client, customer or account of the Company or any of its subsidiaries on the Closing Date, or had been a client, customer or account of the Company or its subsidiaries within a period of two (2) years prior to the Closing Date.

(b) Except (a) as provided by Law, (b) through general solicitation such as a newspaper or trade publication, or (c) by solicitation by a head hunter or placement professional not expressly targeted at such employee, during the period commencing on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, the Securityholder shall not, directly or indirectly, recruit, solicit or induce any person who was an employee of the Company on the date hereof or the Closing Date (other than Matthew Everly and Michiko Taniguchi) to terminate his or her employment with Buyer (or the Surviving Corporation) (or any of their respective subsidiaries, as the case may be) or to become an employee of the Securityholder. In addition, the Securityholder shall not hire or employ or use in any subcontracting arrangement any person (other than Mathew Everly and Michiko Taniguchi) was (i) on the date hereof, (ii) on the Closing Date or (iii) during the 12 month period preceding the Closing Date, an employee or independent contractor of the Company for a period of one (1) year from the Closing without the prior written consent of an authorized officer of Buyer.

(c) Buyer and the Securityholder agree that the duration and geographic scope of the covenants set forth in this Section 3 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, of any such covenants are unreasonable and that such provision is to that extent unenforceable, Buyer and the Securityholder agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. Buyer and the Securityholder intend that the covenants set forth in this Section 3 shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and one for each and every foreign jurisdiction where this provision is intended to be effective. The Securityholder agrees that damages are an inadequate remedy for any breach of this Section 9 and that Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Section 3.

(d) The Securityholder acknowledges that his or her ownership of Shares represents a substantial interest in the Company and the Securityholder intends to transfer to Buyer the goodwill reflected in the Shares beneficially owned by the Securityholder. The Securityholder further acknowledges that (i) Buyer considered the value of the goodwill being transferred to Buyer in determining the Merger Consideration to be paid in the Merger and (ii) Buyer would not enter into the Merger Agreement but for the restrictions in this Section 3.

(e) If the Securityholder violates the terms of Section 3(a), the Securityholder shall continue to be bound by the restrictions set forth herein, (i) in the case of a violation on or before the date that is 30 months after the Closing Date, until a period of five (5) years has expired without any violations of Section 3(a), and (ii) in the case of a violation after the date that is 30 months after the Closing Date, until the expiration of such original five (5) year period plus an additional period equal to two (2) times the number of days during which the Securityholder was in violation of such restrictions.

4. Proprietary Information.

(a) From and after the Closing, the Securityholder shall not disclose or make use of any information relating to the Company’s business and which is not generally known by, nor easily learned or determined by, Persons outside the Company (collectively referred to herein as “Proprietary Information”) including, but not limited to: (i) specifications, manuals, software in various stages of development, and other technical data; (ii) customer and prospect lists, details of agreements and communications with customers and prospects, and other customer information; (iii) sales plans and projections, product pricing information, protocols, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans and strategies of the Company, the Surviving Corporation or Buyer; (iv) sales proposals, demonstrations systems, sales material; (v) research and development; (vi) software systems, computer programs and source codes; (vii) sources of supply; (viii) identity of specialized consultants and contractors and Proprietary Information developed by them for the Company or the Surviving Corporation; (ix) purchasing, operating and other cost data; (x) special customer needs, cost and pricing data; and (xi) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, data, specifications, software programs and records, whether or not legended or otherwise identified by the Company, the Surviving Corporation or Buyer as Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Proprietary Information shall not include such information that the Securityholder can demonstrate (A) is or becomes generally available to the public (other than as a result of a disclosure by the Securityholder), (B) was disclosed to the Securityholder by a third party under no obligation to keep such information confidential, or (C) was independently developed by the Securityholder without reference to Proprietary Information. Notwithstanding the foregoing, the Securityholder shall have no obligation hereunder to keep confidential any of the Proprietary Information to the extent disclosure thereof is required by Law or by an order or requirement of a court or a Governmental Authority; provided, however, that in the event disclosure is required by Law or order or requirement of a court or Governmental Authority, the Securityholder, if legally permitted, shall use reasonable efforts to provide Buyer with prompt advance notice of such requirement so that Buyer may seek an appropriate protective order.

(b) The Securityholder agrees that damages are an inadequate remedy for any breach of this Section 4 and that Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Section 4.

5. Assignment of Inventions. The Securityholder agrees to assign, and does hereby assign, to the Company the Securityholder’s entire right, title, and interest in any invention, idea, device, or process, whether patentable or not, hereafter or previously made or conceived by the Securityholder solely or jointly with others during the period of the Securityholder’s ownership of any beneficial interest in the Shares or the Securityholder’s employment by the Company in an executive, managerial, planning, technical, research, engineering, or other capacity and which relates in any manner to the business of the Company, or relates to the Company’s actual or planned research or development, or is suggested or results from any task assigned to the Securityholder or work performed by the Securityholder for or on behalf of the Company.

6. Payment. In addition to the consideration acknowledged by the Securityholder in Section 3(d) hereof, at the closing of the Merger, Buyer shall pay to Securityholder the sum of

$100,000, by wire transfer to an account designated by Securityholder in a writing delivered to Buyer no later than two days prior to the closing, as further consideration for Securityholder agreeing to refrain from competing as provided herein.

7. Termination. This Agreement shall terminate upon the date, if any, on which the Merger Agreement is terminated in accordance with its terms, but shall otherwise survive the Effective Time of the Merger in accordance with the terms of this Agreement.

8. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

9. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, against written receipt, (b) if sent by registered or certified mail, return receipt requested, postage prepaid, when received, (c) when received by facsimile transmission, and (d) when delivered by a nationally recognized overnight courier service, prepaid. Such notices or other communications must be sent to the respective parties at the following addresses, or in the case of the Securityholder, at the address set forth below the Securityholder’s signature on the signature page hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

If to the Company, MARKED PERSONAL AND CONFIDENTIAL, to:

One Lambda, Inc.

21001 Kittridge Street

Canoga Park, CA 91303

Attention: Chief Executive Officer

Facsimile: (818) 702-6904

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

1901 Avenue of the Stars, 16th Floor

Los Angeles, CA 90067

Attention: Jon W. Newby, Esq.

Facsimile: (310) 228-3737

and

Kopple & Klinger, LLP

10866 Wilshire Blvd., Suite 1500

Los Angeles, CA 90024-4357

Attention: Robert C. Kopple, Esq.

Facsimile: (310) 475-2459

If to Buyer, to:

Thermo Fisher Scientific Inc.

81 Wyman Street

Waltham, MA 02454-9046

Attention: General Counsel

Facsimile: (781) 622-1283

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: Hal J. Leibowitz, Esq.

Facsimile: (617) 526-5000

If to the Securityholder, to:

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11. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of California.

(b) In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the federal or state courts located in Los Angeles, California shall have the sole and exclusive jurisdiction over any such proceeding. Any of these courts shall be proper venue for any such lawsuit or other proceeding and the parties hereto irrevocably waive any objection on the grounds of venue, forum non conveniens or any similar grounds. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts by mail or in any other manner permitted by applicable Law.

(c) If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(e) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(f) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(g) The obligations of the Securityholder set forth in this Agreement shall not be effective or binding upon the Securityholder until after such time as the Merger Agreement is executed and delivered by the Company, Buyer and Buyer Sub.

(h) Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this Section 11(h) shall be null and void.

(i) The Securityholder hereby acknowledges and agrees that Sheppard Mullin Richter & Hampton LLP has acted as legal counsel solely to the Company in connection with this Agreement, the Merger Agreement and the transactions contemplated by the Merger Agreement and has not represented, or otherwise provided any legal advice or counsel to, the Securityholder in any capacity. The Securityholder further acknowledges and agrees that the Securityholder has had the opportunity to consult with the Securityholder’s legal counsel and tax advisors regarding this Agreement and the application of its terms to the Securityholder.

[Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Non-Competition Agreement as of the date first set forth above.

“COMPANY”

ONE LAMBDA, INC.

By:
Name: George M. Ayoub
Title: President and Chief Executive Officer

“BUYER”

THERMO FISHER SCIENTIFIC INC.

By:
Name:
Title:

“SECURITYHOLDER”

Name:[ ]

Number of Shares of Company Common Stock Beneficially Owned by Securityholder or Affiliated Trusts as of the Date of this Agreement: [ ]

[Signature Page to Non-Competition Agreement]